Exhibit 23.2

Cawley, Gillespie & Associates, Inc.

petroleum consultants

6500 RIVER PLACE BLVD, BLDG 3 SUITE 200 306 WEST SEVENTH STREET, SUITE 302 1000 LOUISIANA STREET, SUITE 1900

AUSTIN, TEXAS 78730 FORT WORTH, TEXAS 76102-4987 HOUSTON, TEXAS 77002-5008

512-249-7000 817- 336-2461 713-651-9944

March 12, 2024

PHX Minerals Inc.

1320 S. University Dr., Suite 720

University Centre II

Fort Worth, Texas 76107

Ladies and Gentlemen:

We hereby consent to the use of the name Cawley, Gillespie & Associates, Inc., to references to Cawley, Gillespie & Associates, Inc. as independent petroleum engineers, and to the inclusion of information taken from the reports listed below (our “Reports”) in the PHX Minerals Inc. Annual Report on Form 10-K for the year ended December 31, 2023 (“the 10-K”):

•
Report as of December 31, 2023 on Reserves and Revenue of Certain Properties with Interests Attributable to PHX Minerals Inc;

•
Report as of December 31, 2022 on Reserves and Revenue of Certain Properties with Interests Attributable to PHX Minerals Inc.; and

•
Report as of September 30, 2022 on Reserves and Revenue of Certain Properties with Interests Attributable to PHX Minerals Inc.

We also consent to the inclusion of our reports of third party dated March 13, 2023 and January 23, 2024 in the 10-K as Exhibits thereto.

We further consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-256496, 333-260531 and 333-262165) and Form S-8 (Nos. 333-245670, 333-261627 and 333-273801) of information from our Reports.

Cawley, Gillespie & Associates, Inc.

petroleum consultants

6500 RIVER PLACE BLVD, BLDG 3 SUITE 200 306 WEST SEVENTH STREET, SUITE 302 1000 LOUISIANA STREET, SUITE 1900

AUSTIN, TEXAS 78730 FORT WORTH, TEXAS 76102-4987 HOUSTON, TEXAS 77002-5008

512-249-7000 817- 336-2461 713-651-9944

Very truly yours,

/s/ W. Todd Brooker

W. Todd Brooker, President

CAWLEY, GILLESPIE & ASSOCIATES, INC.

Texas Registered Engineering Firm F-693